Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2014 Stock Incentive Plan of Quotient Limited of our report dated May 31, 2016, with respect to the consolidated financial statements of Quotient Limited included in its Annual Report (Form 10-K) for the year ended March 31, 2016 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Belfast, United Kingdom

November 7, 2016